Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR SECOND QUARTER 2016

ALISO VIEJO, CA – August 8, 2016 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the second quarter ended June 30, 2016.

Second Quarter 2016 Operational Results (as compared to Second Quarter 2015):

•	Net income increased 22.5% to $65.7 million.
•	Income attributable to common stockholders per diluted share increased 13.0% to $0.26.
•	Comparable Hotel RevPAR increased 1.3% to $179.65.
•

Comparable Hotel Adjusted EBITDA Margin, excluding prior year property taxes, net decreased 70 basis points to 34.2%. Excluding the impact related to the end of the ground lease abatement at the Hilton San Diego Bayfront, Comparable Hotel Adjusted EBITDA Margin, excluding prior year property taxes, net would have decreased by 20 basis points.

•	Adjusted EBITDA decreased 8.4% to $101.1 million.
•	Adjusted FFO attributable to common stockholders per diluted share decreased 9.3% to $0.39.

John Arabia, President and Chief Executive Officer, stated, “In a continuation of first quarter operating trends, RevPAR growth in the second quarter was subdued. Despite achieving a record-high 87.1% comparable hotel occupancy in the quarter, room rate growth remained elusive as premium corporate transient business declined and as operators backfilled rooms through discounted channels. That said, group trends generally remain healthy. During the second quarter, actual group attendance as a percentage of negotiated group room blocks materialized within a historic range, and our group revenues increased by 5.5%. More importantly, our Net Income, Adjusted EBITDA and Adjusted FFO per share notably exceeded the top end of our guidance due to property-level cost controls and lower corporate expenses.” Mr. Arabia continued, “We have adjusted our full year outlook assuming that the recent weakness in corporate transient room rates continues and, perhaps conservatively, that group attendance as a percentage of their group blocks falls below historic norm.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Change		2016	2015	Change

Net Income	$65.7	$53.7	22.5%		$67.0	$54.9	22.0%
Income Attributable to Common Stockholders per Diluted Share	$0.26	$0.23	13.0%		$0.25	$0.22	13.6%

Total Portfolio Hotel RevPAR	$179.79	$179.18	0.3%		$164.30	$163.47	0.5%
Comparable Hotel RevPAR	$179.65	$177.33	1.3%		$161.69	$159.65	1.3%

Comparable Hotel Occupancy	87.1%	86.4%	70	bps	82.1%	82.3%	(20)	bps
Comparable Hotel ADR	$206.26	$205.24	0.5%		$196.94	$193.98	1.5%

Comparable Hotel Adjusted EBITDA Margin	34.2%	34.9%	(70)	bps	29.9%	30.8%	(90)	bps

Adjusted EBITDA	$101.1	$110.4	(8.4)%		$163.0	$176.1	(7.5)%
Adjusted FFO Attributable to Common Stockholders	$83.2	$89.6	(7.1)%		$127.4	$134.6	(5.3)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.39	$0.43	(9.3)%		$0.59	$0.65	(9.2)%

Disclosures regarding the non-GAAP financial measures in this release are included on pages 5 through 7. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 10 through 14 of this release. Comparable Hotel Adjusted EBITDA Margin excludes prior year property taxes, net.

The Company’s actual results for the quarter ended June 30, 2016 compare to its guidance originally provided as follows:

Metric	Quarter Ended June 30, 2016 Guidance (1)	Adjustments (2)	Adjusted Prior Second Quarter 2016 Guidance	Quarter Ended June 30, 2016 Actual Results (unaudited)	Performance Relative to Adjusted Prior Guidance Midpoint
Net Income ($ millions)	$42 - $45	+$18.2	$60 - $63	$66	+$4
Total Portfolio Hotel RevPAR Growth	+ 0.0% - 2.0%	̶	+ 0.0% - 2.0%	0.3%	-0.7%
Comparable Hotel RevPAR Growth (3)	+ 2.0% - 4.0%	̶	+ 2.0% - 4.0%	1.3%	-1.7%
Adjusted EBITDA ($ millions)	$96 - $99	-$0.7	$95 - $98	$101	+$4
Adjusted FFO Attributable to Common Stockholders ($ millions)	$78 - $81	-$0.7	$78 - $81	$83	+$3
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.36 - $0.38	̶	$0.36 - $0.38	$0.39	+$0.02
Diluted Weighted Average Shares Outstanding	215,600,000	̶	215,600,000	215,500,000	-100,000

(1)	Represents guidance presented on May 2, 2016.
(2)	Adjustments include the effects of the Company's sale of the Sheraton Cerritos, which occurred in May 2016.
(3)	Comparable Hotel RevPAR Growth excludes the Wailea Beach Marriott Resort & Spa due to the hotel’s repositioning during 2016.

Balance Sheet/Liquidity Update

As of June 30, 2016, the Company had approximately $417.0 million of cash and cash equivalents, including restricted cash of $62.3 million.

As of June 30, 2016, the Company had total assets of $3.7 billion, including $3.2 billion of net investments in hotel properties, total consolidated debt of $1.0 billion and stockholders’ equity of $2.5 billion.

Capital Improvements

The Company invested $51.2 million into capital improvements of its portfolio during the three months ended June 30, 2016. During the second quarter 2016, the Company incurred total revenue displacement of approximately $5.5 million between the Boston Park

Plaza and the Wailea Beach Marriott Resort & Spa, which was better than expectations. In 2016, the Company expects to invest approximately $165.0 million to $180.0 million into its portfolio, with the majority of that investment going to complete its two repositionings at the Boston Park Plaza and the Wailea Beach Marriott Resort & Spa. The Company expects $10.0 million to $12.0 million of revenue displacement, and $8.5 million to $10.5 million of EBITDA displacement in 2016, resulting from the completion of the Wailea Beach Marriott Resort & Spa repositioning, which reflects less displacement than previously estimated. In addition to displacement at the Wailea Beach Marriott Resort & Spa, the Company expects $2.5 million to $3.5 million of revenue displacement resulting from the completion of the Boston Park Plaza repositioning, which is in-line with previous estimates.

2016 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, severance costs associated with restructuring hotel services, early lease termination costs, prior year property tax adjustments and fees, debt repurchases/repayments, perpetual preferred redemptions or unannounced financings during 2016.

For the third quarter of 2016, the Company expects:

Metric	Quarter Ended September 30, 2016 Guidance (1)
Net Income ($ millions)	$32 - $35
Total Portfolio Hotel RevPAR Growth	+ 0.0% - 2.0%
Comparable Hotel RevPAR Growth (2)	+ 1.5% - 3.5%
Adjusted EBITDA ($ millions)	$83 - $86
Adjusted FFO Attributable to Common Stockholders ($ millions)	$66 - $69
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.31 - $0.32
Diluted Weighted Average Shares Outstanding	215,700,000

For the full year of 2016, the Company expects:

Metric	Full Year 2016 Guidance (3)	Adjustments (4)	Adjusted Prior Full Year 2016 Guidance	Current Full Year 2016 Guidance (1)	Change in Full Year 2016 Guidance Midpoint
Net Income ($ millions)	$104 - $124	$16.3	$121 - $140	$119 - $133	-$4.5
Total Portfolio Hotel RevPAR Growth	+ 1.5% - 4.0%	̶	+ 1.5% - 4.0%	+ 0.0% - 2.0%	-1.8%
Comparable Hotel RevPAR Growth (2)	+ 2.5% - 5.0%	̶	+ 2.5% - 5.0%	+ 0.5% - 2.5%	-2.3%
Adjusted EBITDA ($ millions)	$324 - $345	-$2.9	$321 - $342	$318 - $332	-$6.5
Adjusted FFO Attributable to Common Stockholders ($ millions)	$255 - $275	-$2.9	$253 - $272	$249 - $262	-$7.0
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.19 - $1.28	-$0.01	$1.18 - $1.27	$1.16 - $1.22	-$0.04
Diluted Weighted Average Shares Outstanding	215,100,000	̶	215,100,000	215,000,000	-100,000

(1)	See pages 12 and 13 for a detailed reconciliation.
(2)	Comparable Hotel RevPAR Growth excludes the Wailea Beach Marriott Resort & Spa due to the hotel’s repositioning during 2016.
(3)	Represents guidance presented on May 2, 2016.
(4)	Adjustments include the effects of the Company's sale of the Sheraton Cerritos, which occurred in May 2016.

Third quarter and full year 2016 guidance are based in part on the following assumptions:

•

Full year revenue disruption of $10.0 million to $12.0 million, related to the repositioning at the Wailea Beach Marriott Resort & Spa, which is expected to negatively impact full year Total Portfolio Hotel RevPAR by 75 to 100 basis points.

•	Guarantee payment of $5.0 million related to the Wailea Beach Marriott Resort & Spa recorded in the fourth quarter.
•

Full year Comparable Hotel Adjusted EBITDA Margin reduction of approximately 50 to 0 basis points, which excludes the Wailea Beach Marriott Resort & Spa and any guarantee payments, but does reflect the impact related to the end of the ground lease rent abatement at the Hilton San Diego Bayfront.

•	Full year consolidated EBITDA includes approximately $6.0 million of expense related to the end of the ground lease rent abatement at the Hilton San Diego Bayfront.
•	Full year corporate overhead expense (excluding deferred stock amortization and one-time expenses related to acquisition closing costs) of approximately $20.0 million to $21.0 million.
•	Full year amortization of deferred stock compensation expense of approximately $7.0 million to $7.4 million.
•

Full year interest expense of approximately $60.2 million to $61.4 million, including approximately $2.2 million in amortization of deferred financing fees and $9.2 million of noncash interest related to loss on derivatives, and excluding approximately $1.4 million of capital lease obligation interest.

•

Full year expense of approximately $2.6 million in one-time costs related to property-level restructuring, severance, management transition and lease termination costs, the majority of which occurred during the first and second quarters. These expenses have been excluded from both Adjusted EBITDA and Adjusted FFO attributable to common stockholders.

•

Full year total preferred dividends of $11.9 million, which includes the Series D, Series E and Series F cumulative redeemable preferred stock, but excludes the $4.1 million redemption charge on the Series D.

Dividend Update

On August 4, 2016, the board of directors declared a cash dividend of $0.05 per share of common stock, as well as a cash dividend of $0.434375 per share payable to its Series E cumulative redeemable preferred stockholders and $0.403125 per share payable to its Series F cumulative redeemable preferred stockholders. The dividends will be paid on October 17, 2016 to stockholders of record as of September 30, 2016.

The Company expects to continue to pay a regular quarterly cash dividend of $0.05 per share of common stock throughout 2016. To the extent that the expected regular quarterly dividends for 2016 do not satisfy the Company’s annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch up” dividend in January 2017. The level of any future quarterly dividends, however, will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss second quarter 2016 financial results on August 9, 2016, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-888-299-7209 (for domestic callers) or 1-719-325-2420 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of August 8, 2016 has interests in 28 hotels comprised of 13,648 rooms. Sunstone’s hotels are primarily in the urban, upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt and Fairmont. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns. Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to employ a balanced strategy focused on long-term value creation.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession, changes in the European Union or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; terrorist attacks or civil unrest, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of August 8, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization, or EBITDA; Adjusted EBITDA (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDA; and hotel Adjusted EBITDA margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel adjusted EBITDA and hotel adjusted EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly the same as the Company does. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and Adjusted EBITDA are commonly used measures of performance in many industries. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA and Adjusted EBITDA facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of “FFO applicable to common shares.” This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts: we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Marriott Resort & Spa. The amortization of favorable and unfavorable contracts does not reflect the underlying performance of our hotels.

•	Ground rent adjustments: we exclude the noncash expense incurred from straight-lining our ground lease obligations as this expense does not reflect the underlying performance of our hotels.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions classified as a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•

Noncontrolling interests: we deduct the noncontrolling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership, as well as any preferred dividends earned by preferred investors in an entity that owned the Doubletree Guest Suites Times Square, including related administrative fees, prior to the hotel’s sale in December 2015.

•

Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO attributable to common stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•

Other adjustments: we exclude other adjustments such as executive severance costs, lawsuit settlement costs, prior year property tax adjustments and fees, property-level restructuring, severance and management transition costs, lease terminations and any gains or losses we have recognized on sales or redemptions of assets other than real estate investments because we do not believe these costs reflect our actual performance for that period and/or the ongoing operations of our hotels.

In addition, to derive Adjusted EBITDA we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the operating performance of the Hyatt Chicago Magnificent Mile. We also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash gains or losses on our derivatives, as well as any federal and state taxes associated with the application of net operating loss carryforwards or with the sale of assets other than real estate investments. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel Adjusted EBITDA and hotel Adjusted EBITDA margins, the revenue and expense items associated with BuyEfficient prior to its sale in September 2015 and other miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDA results in a more accurate presentation of the hotel Adjusted EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 27 comparable hotel portfolio is comprised of our total portfolio with the exception of the Wailea Beach Marriott Resort & Spa due to its extensive repositioning disruption during the fourth quarter of 2015 as well as all of 2016. We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on pages 10 and 11. Reconciliations and the components of hotel Adjusted EBITDA and hotel Adjusted EBITDA margin are set forth on page 14.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	June 30,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$354,682	$499,067
Restricted cash	62,335	76,180
Accounts receivable, net	46,528	32,024
Inventories	1,307	1,395
Prepaid expenses	8,319	10,879
Total current assets	473,171	619,545

Investment in hotel properties, net	3,231,669	3,229,010
Deferred financing fees, net	2,843	4,310
Other assets, net	9,457	10,386

Total assets	$3,717,140	$3,863,251

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$35,017	$30,193
Accrued payroll and employee benefits	20,942	28,023
Dividends and distributions payable	13,898	265,124
Other current liabilities	44,401	41,877
Current portion of notes payable, net	251,719	85,776
Total current liabilities	365,977	450,993

Notes payable, less current portion, net	751,096	1,010,819
Capital lease obligations, less current portion	15,575	15,575
Other liabilities	44,945	34,744
Total liabilities	1,177,593	1,512,131

Commitments and contingencies	—	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
8.0% Series D Cumulative Redeemable Preferred Stock, zero shares issued and outstanding at June 30, 2016, and 4,600,000 shares issued and outstanding at December 31, 2015, stated at liquidation preference of $25.00 per share	—	115,000
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at June 30, 2016 and zero issued and outstanding at December 31, 2015, stated at liquidation preference of $25.00 per share	115,000	—
6.45% Series F Cumulative Redeemable Preferred Stock, 3,000,000 shares issued and outstanding at June 30, 2016 and zero issued and outstanding at December 31, 2015, stated at liquidation preference of $25.00 per share	75,000	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 216,575,534 shares issued and outstanding at June 30, 2016 and 207,604,391 shares issued and outstanding at December 31, 2015	2,166	2,076
Additional paid in capital	2,539,278	2,458,889
Retained earnings	716,351	652,704
Cumulative dividends and distributions	(959,072)	(927,868)
Total stockholders' equity	2,488,723	2,300,801
Noncontrolling interest in consolidated joint venture	50,824	50,319
Total equity	2,539,547	2,351,120

Total liabilities and equity	$3,717,140	$3,863,251

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenues
Room	$224,176	$239,678	$411,473	$432,969
Food and beverage	81,298	79,265	152,532	151,449
Other operating	16,686	20,324	32,447	39,234
Total revenues	322,160	339,267	596,452	623,652
Operating expenses
Room	54,517	57,568	105,561	111,410
Food and beverage	52,939	52,812	104,868	103,031
Other operating	4,132	5,337	8,188	10,468
Advertising and promotion	15,277	15,567	30,270	30,927
Repairs and maintenance	10,999	11,381	22,263	22,939
Utilities	7,348	8,377	14,862	17,362
Franchise costs	9,898	10,818	17,994	19,418
Property tax, ground lease and insurance	18,157	23,151	40,997	46,764
Property general and administrative	37,982	37,107	72,695	71,556
Corporate overhead	6,809	6,923	13,526	21,176
Depreciation and amortization	40,680	40,873	80,727	81,580
Total operating expenses	258,738	269,914	511,951	536,631
Operating income	63,422	69,353	84,501	87,021
Interest and other income	355	1,828	844	2,774
Interest expense	(15,872)	(17,289)	(35,882)	(34,615)
Loss on extinguishment of debt	(154)	(2)	(259)	(2)
Gain on sale of assets	18,223	—	18,223	—
Income before income taxes	65,974	53,890	67,427	55,178
Income tax provision	(238)	(233)	(475)	(318)
Net income	65,736	53,657	66,952	54,860
Income from consolidated joint ventures attributable to noncontrolling interests	(1,655)	(2,480)	(3,305)	(4,661)
Preferred stock dividends and redemption charge	(6,783)	(2,300)	(9,549)	(4,600)
Income attributable to common stockholders	$57,298	$48,877	$54,098	$45,599

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.26	$0.23	$0.25	$0.22

Basic and diluted weighted average common shares outstanding	215,385	207,577	214,136	207,091

Distributions declared per common share	$0.05	$0.05	$0.10	$0.10

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$65,736	$53,657	$66,952	$54,860
Operations held for investment:
Depreciation and amortization	40,680	40,873	80,727	81,580
Amortization of lease intangibles	64	1,029	127	2,057
Interest expense	15,872	17,289	35,882	34,615
Income tax provision	238	233	475	318
Noncontrolling interests:
Income from consolidated joint ventures attributable to noncontrolling interests	(1,655)	(2,480)	(3,305)	(4,661)
Depreciation and amortization	(870)	(854)	(1,735)	(1,701)
Interest expense	(414)	(385)	(827)	(763)
EBITDA	119,651	109,362	178,296	166,305

Operations held for investment:
Amortization of deferred stock compensation	2,463	1,786	4,077	4,681
Amortization of favorable and unfavorable contracts, net	19	42	15	(179)
Noncash straight-line lease expense	460	491	948	995
Capital lease obligation interest - cash ground rent	(351)	(351)	(702)	(702)
Gain on sale of assets, net	(18,227)	(1)	(18,234)	(1)
Loss on extinguishment of debt	154	2	259	2
Gain on redemption of note receivable	—	(939)	—	(939)
Prior year property tax adjustments, net	(3,943)	88	(4,040)	(100)
Property-level restructuring, severance and management transition costs	—	—	1,560	683
Lease termination costs	1,000	—	1,000	300
Costs associated with CEO severance	—	—	—	5,257
Noncontrolling interests:
Noncash straight-line lease expense	(112)	(112)	(225)	(225)
	(18,537)	1,006	(15,342)	9,772

Adjusted EBITDA	$101,114	$110,368	$162,954	$176,077

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$65,736	$53,657	$66,952	$54,860
Preferred stock dividends and redemption charge	(6,783)	(2,300)	(9,549)	(4,600)
Operations held for investment:
Real estate depreciation and amortization	40,526	40,477	80,419	80,787
Amortization of lease intangibles	64	1,029	127	2,057
Gain on sale of assets, net	(18,227)	(1)	(18,234)	(1)
Noncontrolling interests:
Income from consolidated joint ventures attributable to noncontrolling interests	(1,655)	(2,480)	(3,305)	(4,661)
Real estate depreciation and amortization	(870)	(854)	(1,735)	(1,701)
FFO attributable to common stockholders	78,791	89,528	114,675	126,741

Operations held for investment:
Write-off of deferred financing fees	—	455	—	455
Amortization of favorable and unfavorable contracts, net	19	42	15	(179)
Noncash straight-line lease expense	460	491	948	995
Noncash interest related to loss on derivatives, net	2,782	10	9,184	10
Loss on extinguishment of debt	154	2	259	2
Gain on redemption of note receivable	—	(939)	—	(939)
Prior year property tax adjustments, net	(3,943)	88	(4,040)	(100)
Property-level restructuring, severance and management transition costs	—	—	1,560	683
Lease termination costs	1,000	—	1,000	300
Preferred stock redemption charge	4,052	—	4,052	—
Costs associated with CEO severance	—	—	—	5,257
Amortization of deferred stock compensation associated with CEO severance	—	—	—	1,623
Noncontrolling interests:
Noncash straight-line lease expense	(112)	(112)	(225)	(225)
Noncash interest related to loss on derivative	—	(2)	—	(2)
	4,412	35	12,753	7,880

Adjusted FFO attributable to common stockholders	$83,203	$89,563	$127,428	$134,621

FFO attributable to common stockholders per diluted share	$0.37	$0.43	$0.54	$0.61

Adjusted FFO attributable to common stockholders per diluted share	$0.39	$0.43	$0.59	$0.65

Basic weighted average shares outstanding	215,385	207,577	214,136	207,091
Shares associated with unvested restricted stock awards	116	183	100	291
Diluted weighted average shares outstanding	215,501	207,760	214,236	207,382

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Third Quarter 2016

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	September 30, 2016
	Low	High

Net income	$31,800	$35,200
Depreciation and amortization	40,300	40,300
Amortization of lease intangibles	100	100
Interest expense	12,500	12,500
Income tax provision	200	200
Noncontrolling interest	(3,400)	(3,800)
Amortization of deferred stock compensation	1,500	1,500
Noncash straight-line lease expense	400	400
Capital lease obligation interest - cash ground rent	(400)	(400)
Adjusted EBITDA	$83,000	$86,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

Net income	$31,800	$35,200
Preferred stock dividends	(3,200)	(3,200)
Real estate depreciation and amortization	40,100	40,100
Amortization of lease intangibles	100	100
Noncontrolling interest	(2,900)	(3,500)
Noncash straight-line lease expense	400	400
Adjusted FFO attributable to common stockholders	$66,300	$69,100

Adjusted FFO attributable to common stockholders per diluted share	$0.31	$0.32

Diluted weighted average shares outstanding	215,700	215,700

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2016

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2016
	Low	High

Net income	$119,200	$133,100
Depreciation and amortization	161,200	161,200
Amortization of lease intangibles	300	300
Interest expense	60,200	61,400
Income tax provision	900	900
Noncontrolling interest	(11,800)	(13,000)
Amortization of deferred stock compensation	7,200	7,200
Noncash straight-line lease expense	1,600	1,600
Capital lease obligation interest - cash ground rent	(1,400)	(1,400)
Gain on sale of assets	(18,200)	(18,200)
Loss on extinguishment of debt	300	300
Prior year property tax adjustments, net	(4,000)	(4,000)
Property-level restructuring, severance, management transition and lease termination costs	2,600	2,600
Adjusted EBITDA	$318,100	$332,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

Net income	$119,200	$133,100
Preferred stock dividends	(11,900)	(11,900)
Real estate depreciation and amortization	160,600	160,600
Amortization of lease intangibles	300	300
Noncontrolling interest	(10,300)	(11,700)
Noncash straight-line lease expense	1,600	1,600
Non cash interest related to loss on derivatives, net	9,200	9,200
Gain on sale of assets	(18,200)	(18,200)
Loss on extinguishment of debt	300	300
Prior year property tax adjustments, net	(4,000)	(4,000)
Property-level restructuring, severance, management transition and lease termination costs	2,600	2,600
Adjusted FFO attributable to common stockholders	$249,400	$261,900

Adjusted FFO attributable to common stockholders per diluted share	$1.16	$1.22

Diluted weighted average shares outstanding	215,000	215,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Comparable Hotel Adjusted EBITDA and Margins

(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Comparable Hotel Adjusted EBITDA Margin (1)	35.5%	34.9%	30.6%	30.9%
Comparable Hotel Adjusted EBITDA Margin, excluding prior year property tax adjustments, net (2)	34.2%	34.9%	29.9%	30.8%

Total revenues	$322,160	$339,267	$596,452	$623,652
Non-hotel revenues (3)	(99)	(2,044)	(220)	(4,141)
Total Actual Hotel Revenues	322,061	337,223	596,232	619,511
Non-comparable hotel revenues (4)	(13,813)	(16,316)	(32,558)	(35,381)
Sold hotel revenues (5)	(1,491)	(21,156)	(4,846)	(36,605)
Total Comparable Hotel Revenues	$306,757	$299,751	$558,828	$547,525

Net income	$65,736	$53,657	$66,952	$54,860
Non-hotel revenues (3)	(99)	(2,044)	(220)	(4,141)
Non-hotel operating expenses (6)	304	2,394	634	5,109
Property-level restructuring, severance and management transition costs (7)	—	—	1,560	683
Lease termination costs (7)	1,000	—	1,000	300
Corporate overhead	6,809	6,923	13,526	21,176
Depreciation and amortization	40,680	40,873	80,727	81,580
Interest and other income	(355)	(1,828)	(844)	(2,774)
Interest expense	15,872	17,289	35,882	34,615
Loss on extinguishment of debt	154	2	259	2
Gain on sale of assets	(18,223)	—	(18,223)	—
Income tax provision	238	233	475	318
Actual Hotel Adjusted EBITDA	112,116	117,499	181,728	191,728
Non-comparable hotel Adjusted EBITDA (4)	(2,761)	(5,598)	(9,187)	(13,407)
Sold hotel Adjusted EBITDA (5)	(444)	(7,247)	(1,404)	(9,347)
Comparable Hotel Adjusted EBITDA	108,911	104,654	171,137	168,974
Prior year property tax adjustments, net (8)	(3,943)	88	(4,040)	(100)
Comparable Hotel Adjusted EBITDA, excluding prior year property tax adjustments, net (2)	$104,968	$104,742	$167,097	$168,874

* Footnotes on page 15

(1)	Comparable Hotel Adjusted EBITDA Margin is calculated as Comparable Hotel Adjusted EBITDA divided by Total Comparable Hotel Revenues.
(2)

Comparable Hotel Adjusted EBITDA Margin, excluding prior year property taxes, net is calculated as Comparable Hotel Adjusted EBITDA, excluding prior year property taxes, net divided by Total Comparable Hotel Revenues.

(3)

Non-hotel revenues represent revenues generated by BuyEfficient prior to its sale in September 2015, as well as the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Marriott Resort & Spa.

(4)

Includes hotel revenues and Adjusted EBITDA generated by the Wailea Beach Marriott Resort & Spa, which is classified as non-comparable due to its extensive repositioning during the fourth quarter of 2015, as well as all of 2016.

(5)

Includes hotel revenues and Adjusted EBITDA generated during the Company's ownership period for the Sheraton Cerritos, sold on May 10, 2016, and the Doubletree Guest Suites Times Square, sold on December 18, 2015. EBITDA for the Doubletree Guest Suites Times Square has been adjusted to exclude the amortization of lease intangibles as well as the noncash straight-line lease expense.

(6)

Non-hotel operating expenses represent expenses generated by BuyEfficient prior to its sale in September 2015, as well as the following: the amortization of lease intangibles; the amortization of a favorable management agreement; noncash straight-line lease expense; and capital lease obligation interest - cash ground rent.

(7)

Property-level restructuring, severance and management transition costs for the six months ended June 30, 2016 includes the following severance costs: Hilton Times Square $0.5 million; Hyatt Regency San Francisco $0.9 million; and Wailea Beach Marriott Resort & Spa $0.1 million. Property-level restructuring, severance and management transition costs for the six months ended June 30, 2015 include restructuring and severance costs of $0.7 million at the Boston Park Plaza. Lease termination costs for the three and six months ended June 30, 2016 include $1.0 million at the Wailea Beach Marriott Resort & Spa. Lease termination costs for the six months ended June 30, 2015 include $0.3 million at the Boston Park Plaza.

(8)

Prior year property tax adjustments, net for the three months ended June 30, 2016 and 2015 exclude the additional net benefit of $3.9 million and the net expense of $0.1 million, respectively. For the six months ended June 30, 2016 and 2015, prior year property tax adjustments, net include the additional net benefit of $4.0 million and $0.1 million, respectively.